Consents of Independent Accountants

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 30, 1996, relating to the statements of assets and liabilities of The JPM Advisor Emerging Markets Equity Fund and The JPM Advisor International Equity Fund at October 31, 1995, The JPM Advisor International Fixed Income Fund at September 30, 1995, and The JPM Advisor U.S. Equity Fund and The JPM Advisor U.S. Small Cap Equity Fund at May 31, 1995 and our reports dated March 24, 1995, relating to the statements of assets and liabilities of The JPM Advisor Asia Growth Fund, The JPM Advisor European Equity Fund, The JPM Advisor Japan Equity Fund, The JPM U.S. Fixed Income Fund, The Asia Growth Portfolio, The European Equity Portfolio and The Japan Equity Portfolio at March 24, 1995, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitute part of this Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated July 26, 1995, relating to the financial statements and supplementary data of The Selected U.S. Equity Portfolio and The U.S. Small Company Portfolio appearing the May 31, 1995 Annual Reports, which are also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our report dated November 20, 1995, relating to the financial statements and supplementary data of The Non-U.S. Fixed Income Portfolio appearing in the September 30, 1995 Annual Report, which is also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 22, 1995, relating to the financial statements and supplementary data of The U.S. Fixed Income Portfolio, The Emerging Markets Equity Portfolio, and The Non-U.S. Equity Portfolio appearing in the October 31, 1995 Annual Reports, which are also incorporated by reference into the Registration Statement.

     We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
January 30, 1996